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                                                                    EXHIBIT 10.7

                         LLOYDS BAHAMAS SECURITIES, LTD.
                            SAFFERY SQUARE, SUITE 106
                                  NASSAU, N.P.
                                   THE BAHAMAS

                                        December 5, 2000

Mitch Gutkowski, Chairman
Select Media Communications, Inc.
44 East 32 rd Street
New York, New York 10016

Dear Mr. Gutkowski:

         This will confirm our recent discussions relating to a proposed financing by Select Media Communications, Inc. (the "Company") through the sale of the Company's $ .001 par value common stock or securities convertible into Shares of Common Stock as described below. We have previously entered into Funding Agreements with the Company, more specifically on the 22 nd of October, 1999 and the 15 th of January, 2000. As the Company is in need of immediate funds, we are willing to act as agent to procure such funds from its clients under the terms set forth below.

         Subject to the Company receiving the required clearance from the United States Securities and Exchange Commission which will permit the Company to be listed again on the NASD Bulletin Board by no later than Thursday, December 14, 2000, Lloyds Bahamas Securities, Ltd. will on a best efforts basis provide up to $ 1.5 million in financing between December, 2000 and January, 2001 and an additional $ 1.5 million in financing between February 2001 and March 2001. Such financing will be completed on terms mutually satisfactory to the Company and to our clients. All restrictions contained in our Funding Agreement of October 22, 1999 will remain in effect for these additional sums of equity capital except for item 2.8 regarding the purchase of Nationsmusic.com which is no longer required.

         Please be advised within one week of trading commencing again on the NASD Bulletin Board, we believe that we will close on a first installment on the $ 1.5 million to be raised between December 2000 and January 2001.

                                        Respectfully,
                                        Lloyds Bahamas Securities, Ltd.



                                        BY: /s/ THOMAS KESSLER
                                           -------------------------------------
                                           Thomas Kessler
                                           Managing Director